LSB INDUSTRIES, INC.                                 Exhibit 11.1
                                                                     Page 1 of 6
       PRIMARY EARNINGS PER SHARE COMPUTATION

                                                  1997 quarter ended

                                            March 31     June 30     Sept. 30
Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
     beginning of period                  12,975,356   12,931,856   12,934,081
    Common shares issued on conversion
     of redeemable preferred stock;
     calculated on weighted average
     basis                                         -            -           -
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                            13,440       35,198           -
    Purchases of treasury stock;
     calculated on weighted average
     basis                                   (13,972)     (60,367)   (102,461)
                                          ----------   ----------  ----------
                                          12,974,824   12,906,687  12,831,620
Common Stock equivalents:
    Shares issuable upon exercise of
     options and warrants (including
     the weighted average for shares
     subject to options and warrants
     granted during the period)                    -     790,942           -
    Assumed repurchase of outstanding
     shares up to the 20% limitation
     (based on average market price for
     the period)                                   -    (539,953)          -
    Common shares issuable on conversion
     of redeemable preferred stock,
     excluding shares included above
     on actual conversion                          -

                                                   -     250,989           -
                                          ----------  ----------  ----------
                                          12,974,824  13,157,676  12,831,620
                                          ==========  ==========  ==========


Earnings for primary earnings per share:

  Net earnings (loss)                    $(5,437,954) $1,466,628   $(4,778,649)

  Dividends on cumulative preferred stocks (60,000) (75,390) (60,000) Dividends on convertible, exchangeable
    Class C preferred Stock
          (6.5% annually)                   (743,438)   (743,438)     (743,438)
                                         -----------   ---------   -----------
 Earnings (loss) applicable to common
           stock                         $(6,241,392)  $ 647,800   $(5,582,087)
                                         ===========   =========   ===========
 Earnings (loss) per share               $      (.48)  $     .05   $      (.44)
                                         ===========   =========   ===========





                   LSB INDUSTRIES, INC.                             Exhibit 11.1
                                                                     Page 2 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION





                                                      Nine months
                                                         ended
                                                   September 30, 1997



Net loss applicable to common Stock                  $(11,175,679)
                                                     ============
Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                               12,988,040
                                                     ============
Loss per share                                       $       (.86)
                                                     ============



             LSB INDUSTRIES, INC.                                   Exhibit 11.1
                                                                     Page 3 of 6
       PRIMARY EARNINGS PER SHARE COMPUTATION

                                                     1996 quarter ended
                                           -------------------------------------
                                           March 31      June 30      Sept. 30
                                           --------      -------      --------
Shares for primary earnings per share:
  Weighted average shares:
    Common shares outstanding from
      beginning of period                12,911,447    12,909,487    12,908,487
    Common shares issued on conversion
      of redeemable preferred stock;
      calculated on weighted average
     basis                                      270             -           260
    Common shares issued upon exercise
     of employee or director stock
     options; calculated on weighted
     average basis                                -             -        12,527
    Purchases of treasury stock;
     calculated on weighted average
     basis                                     (330)         (978)      (12,734)
                                         ----------    ----------    ----------
                                         12,911,387    12,908,509    12,908,540

Common Stock equivalents:
    Shares issuable upon exercise of
     options and warrants (including
     the weighted average for shares
     subject to options and warrants
     granted during the period)                   -      737,640              -
    Assumed repurchase of outstanding
     shares up to the 20% limitation
     (based on average market price for
     the period)                                  -     (359,676)             -
Common shares issuable on conversion
     of redeemable preferred stock,
     excluding shares included above
     on actual conversion                         -       62,080              -
                                         ----------   ----------     ----------
                                                  -      440,044              -
                                         ----------   ----------     ----------
                                         12,911,387   13,348,553     12,908,540
                                         ==========   ==========     ==========

Earnings for primary earnings per share:
  Net earnings (loss)                  $  (531,218)  $ 2,371,797    $(3,217,649)

  Dividends on cumulative preferred
        stocks                             (75,520)      (60,000)       (60,000)
  Dividends on convertible,
        exchangeable Class C
        preferred Stock (6.5% annually)   (743,438)     (743,438)      (743,438)
                                        ----------    ----------     ----------
 Earnings (loss) applicable to
        common stock                   $(1,350,176)  $ 1,568,359    $(4,021,087)
                                       ===========   ===========    ===========
 Earnings (loss) per share             $      (.10)  $       .12    $      (.31)
                                       ===========   ===========    ===========



                  LSB INDUSTRIES, INC.                              Exhibit 11.1
                                                                     Page 4 of 6
         PRIMARY EARNINGS PER SHARE COMPUTATION





                                                       Nine months
                                                          ended
                                                    September 30, 1996


 Net loss applicable to common stock                  $ (3,802,904)
                                                      ============
Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                13,056,160
                                                      ============
Loss per share                                        $       (.29)
                                                      ============



                  LSB INDUSTRIES, INC.                              Exhibit 11.1
                                                                     Page 5 of 6
      FULLY DILUTED EARNINGS PER SHARE COMPUTATION



                                                  1997 quarter ended


                                          March 31    June 30     Sept. 30
                                         ---------    -------     --------
Shares for fully diluted earnings
  per share:
  Weighted average shares outstanding
    for primary earnings per share       12,974,824  12,906,687  12,831,620
  Shares issuable upon exercise of
    options and warrants                          -     790,942           -
  Assumed repurchase of outstanding
    shares up to the 20% limitation
    (based on ending market price for
    the quarter if greater than the
    average)                                      -    (539,953)          -
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above
    on actual conversion                          -           -           -
  Common shares issuable upon conversion
    of convertible note payable                   -       4,000           -
  Common shares issuable upon conversion
    of convertible preferred stock,
    if dilutive, from date of issue:
      Series B                                    -           -           -
     Series 2                                     -           -           -
                                         ----------  ----------  ----------
                                         12,974,824  13,161,676  12,831,620
                                         ==========  ==========  ==========
Earnings for fully diluted
  earnings per share:
  Net earnings (loss)                   $(5,437,954) $1,466,628 $(4,778,649)

  Dividends on cumulative convertible
    preferred stocks:
      Series B                              (60,000)    (75,390)    (60,000)
      Series 2 Class C                     (743,438)   (743,438)   (743,438)
                                        -----------  ----------  ----------
  Earnings (loss) applicable to
       common stock                     $(6,241,392) $  647,800 $(5,582,087)
                                        ===========  ==========  ==========
  Earnings (loss) per share             $      (.48) $      .05 $      (.44)
                                        ===========  ==========  ==========

                                                     Nine months ended
                                                     September 30, 1997
                                                     ------------------
Net loss applicable to common stock                     $(11,175,679)
                                                        ============
Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                  12,989,373
                                                        ============
Loss per share                                          $       (.86)
                                                        ============


                  LSB INDUSTRIES, INC.                              Exhibit 11.1
                                                                     Page 6 of 6
      FULLY DILUTED EARNINGS PER SHARE COMPUTATION


                                                       1996 quarter ended


                                             March 31     June 30      Sept. 30

Shares for fully diluted earnings per
  share:
  Weighted average shares outstanding
    for primary earnings per share          12,911,387   12,908,509  12,908,540
  Shares issuable upon exercise of
    options and warrants                             -      737,640           -
  Assumed repurchase of outstanding
   shares up to the 20% limitation
   (based on ending market price
    for the quarter if greater than
    the average)                                     -     (359,676)          -
  Common shares issuable on conversion
    of redeemable preferred stock,
    excluding shares included above on
     actual conversion                               -       62,080           -
  Common shares issuable upon conversion
     of convertible note payable                     -        4,000           -
  Common shares issuable upon conversion
     of convertible preferred stock, if
     dilutive, from date of issue:
      Series B                                       -      666,666           -
      Series 2                                       -            -           -
                                            ----------   ----------  ----------
                                            12,911,387   14,019,219  12,908,540
                                            ==========   ==========  ==========
Earnings for fully diluted earnings
  per share:
  Net earnings (loss)                       $ (531,218)  $2,371,797 $(3,217,649)

  Dividends on cumulative convertible
    Preferred stocks:
       Series B                                (75,520)          -      (60,000)
       Series 2 Class C                       (743,438)   (743,438)    (743,438)
                                            ----------   ---------   ----------
  Earnings (loss) applicable to
       common stock                        $(1,350,176) $1,628,359  $(4,021,087)
                                           ===========  ==========  ===========
  Earning (loss) per share                 $      (.10) $      .12  $      (.31)
                                           ===========  ==========  ===========




                                                      Nine months ended
                                                     September 30, 1996
                                                     ------------------


Net loss applicable to common stock                     $ (3,742,904)
                                                        ============
Weighted average number of common and common
  equivalent shares (average of three quarters
  above)                                                  13,279,715
                                                        ============

Loss per share                                          $       (.29)
                                                        ============